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                                                              EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the inclusion of our reports dated 17 January 1994, 3 January 1995, 17 November 1995 and 22 December 1995 related to the consolidated financial statements of Trimco Group PLC in the Current Report on Form 8-K of Alpharel Inc. and the incorporation by reference of such reports into Alpharel Inc.'s Registration Statement on Form S-3 (Registration No. 33-43223) and into Alpharel Inc.'s Registration Statements on Form S-8 (Registration Nos. 33-43451, 33-77224 and 33-83330).



                                                    /s/ GANE JACKSON SCOTT
                                                    -------------------------
                                                        Gane Jackson Scott
                                                        Chartered Accountants

LONDON
8 JANUARY 1996